SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 4, 2014

INFINITY AUGMENTED REALITY, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53446	71-1013330
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

2220 Nostrand Avenue

Brooklyn, New York 11210
 (Address of principal executive offices)

(917) 677-2084
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2014 Infinity Augmented Reality, Inc. (the “Company”) entered into a Securities Purchase Agreement with Genesis Angels Fund, LP, (“Genesis Angels”) an affiliate of Mr. Moshe Hogeg, the Chairman of the Board of Directors of the Company (the "Board"). Pursuant to the terms of the Securities Purchase Agreement, Genesis Angels will invest  $1,000,000 in the Company and the Company will issue its Convertible Debentures Series A-14 (the “Convertible Debenture”), which will be convertible into shares of Common Stock at an initial conversion price of $0.25 per share, to Genesis Angels.

The Company raised the principal amount of $1,000,000 from Genesis Angels in the initial closing of the Transaction Agreements (as defined below) and received a commitment from Credit Strategies, LLC (the “Lead Investor”), for itself and/or its affiliates, which are major investors in the Company, to purchase an additional $1,500,000 upon similar terms within 90 days.

The Convertible Debentures have a term of five years and an interest rate of 1.20% per annum, payable semi-annually in cash or in kind at the option of the Company. If in kind, interest will be paid at the rate of $0.25 per share. The Company will also issue warrants (“Warrants”) to purchase a number of shares of the Company’s Common Stock equal to the number of shares that a Convertible Debenture could be converted into (i.e., a warrant to purchase 400,000 shares for each $100,000 in principal amount of Convertible Debenture). The Warrants have an exercise price of $0.50 per share, with cashless exercise rights, and expire five (5) years from the issuance date.

The Securities Purchase Agreement, each issued Convertible Debenture, each issued Warrant, and all ancillary documents referred to in those agreements (collectively the “Transaction Agreements”) also limit the Company’s ability to enter into certain financing transactions without the consent of the Lead Investor which was also granted a Right of First Refusal on such future transactions.

The Transaction Agreements contain a conversion and exercise limitation on a holder’s beneficial ownership in excess of 9.99% of the Company’s then issued and outstanding Common Stock.

The terms of, and transactions contemplated by, the Transaction Agreements were subject to the consent of the Lead Investor, acting for itself and other investors from prior financing transactions consummated by the Company, which consent was obtained.

The foregoing description is qualified in its entirety by the Transaction Agreements, copies of which are annexed hereto as Exhibit 10.34.

Prior to entering into the Securities Purchase Agreement with Genesis Angels Fund, L.P. , the Company terminated the offering of its Convertible Debenture Series A-13, which was disclosed in its Form 8-K filed on April 23, 2013.  From April 2013 to March 5, 2014, the Company sold $4,057,543 in principal amount of its Convertible Debenture Series A-13.

Effective March 24, 2014, the Board adopted the 2014 Equity Incentive Plan (the “2014 Plan”) for the issuance of up to 30,000,000 shares of common stock of the Company to designated officers, directors, employees and service providers of the Company pursuant to the terms of the 2014 Plan.  The effectiveness of such adoption is conditioned on the consent of the Lead Investor.  A copy of the Plan is annexed hereto as Exhibit 10.35.

Item 1.02 Termination of a Material Definitive Agreement.

Effective March 4, 2014, and pursuant to the terms of the respective Consulting Agreements, the Company terminated the Consulting Agreements with, respectively, Agam Technologies LLC, Gili Revensary, individually and as the managing member of GiliTech, LLC, SmartEyes Technologies LLC, and XO Marketing LLC.  Each of the consultants confirmed the termination of its agreement as of that date.

The Company had previously terminated the Consulting Agreement with Yossi Shemesh in August 2013.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2014, the Board accepted Mr. Enon Landenberg’s resignation as Chief Executive Officer of the Company and its wholly-owned subsidiary, Infinity Augmented Reality Israel Ltd. (“IAR Israel”) effective April 1, 2014.  Mr. Landenberg’s resignation was not the result of any disagreement regarding the operations, policies and procedures of the Company.   Mr. Landenberg will remain as President and a director of the Company.

Pursuant to the terms of an Agreement between the Company and Mr. Landenberg, annexed here to as Exhibit 10.36, Mr. Landenberg will continue to receive his current salary and full benefits until June 30, 2014. Mr. Landenbeg had previously been granted options to purchase 1,500,000 shares of Common Stock, of which 750,000 options had already vested.  He will also receive acceleration of the remaining currently unvested options to purchase 750,000 shares of Common Stock, so that they will vest in nine monthly installments beginning April 30, 2014 through December 31, 2014.

Effective as of the same date, the Board elected Mr. Motti Kushnir, currently the Chief Operating Officer of IAR Israel, to the additional role of Chief Executive Officer of the Company. He has also been elected as the Chief Executive Officer of IAR Israel.  Further information regarding Mr. Kushnir is contained in the Company’s Form 8-K filed on January 21, 2014. Mr. Kushnir’s existing compensation arrangements will remain in effect.

Effective March 24, 2014, the Board elected Mr. Moshe Hogeg (“Mr. Hogeg “) as Chairman of the Board for a two years term.  As the non-executive Chairman of the Board, Mr. Hogeg will continue to also pursue his other business interests.  The Board also determined that Mr. Hogeg’s compensation will be a grant of options to purchase 20,000,000 shares of Common Stock at an exercise price of $0.01 per share, to be issued under the 2014 Plan, once it is effective (see Item 1.01 above).  The options will vest over a twenty-four month period in equal monthly installments of 833,333 shares commencing April 30, 2014, and are subject to Mr. Hogeg’s continued service as Chairman of the Board.  In light of the foregoing, the Board has determined that Mr. Hogeg is no longer deemed an independent director of the Company.  Mr. Hogeg has resigned as a member of the Audit Committee.

Item 8.01 Other Events.

Pursuant to a resolution of its Board, the Company determined that it will focus its business operations primarily on the development of Augmented Reality Technology.  Accordingly, the Company has terminated certain employees and plans to hire additional employees with computer vision skills.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.34	Securities Purchase Agreement effective March 26, 2014
10.35	2014 Equity Incentive Plan
10.36	Agreement with Enon Landenberg effective April 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFINITY AUGMENTED REALITY, INC.

Dated: March 31, 2014	By:	/s/ Ortal Zanzuri
Ortal Zanzuri
Treasurer & Chief Financial Officer